SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

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                 Franklin Tax-Advantaged International Bond Fund
                (Name of Registrant as Specified In its Charter)

                 Franklin Tax-Advantaged International Bond Fund
                   (Name of Person(s) Filing Proxy Statement)

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                              NOTICE OF ADJOURNMENT
                           AND CONTINUED SOLICITATION

                 FRANKLIN TAX-ADVANTAGED INTERNATIONAL BOND FUND
                           SPECIAL MEETING OF PARTNERS

                          ADJOURNMENT DATE: MAY 9, 1997

                       IMMEDIATE ATTENTION REQUIRED BY ALL
                     HOLDERS OF SHARES ON FEBRUARY 18, 1997

Dear Partner:

The April 18, 1997, Special Meeting of Partners was adjourned to MAY 9, 1997 in order to give more Partners time to vote their shares. Currently, we have not received your vote and would like you to consider the following important item.

PROPOSED DISSOLUTION AND COMPLETE LIQUIDATION FOR THE FUND
Federal tax legislation affecting the Fund at the end of 1997 subjects the Fund to taxation as a corporation. As a result, distributions received by Non-U.S. Partners will be affected, for the first time, by U.S. income taxation. The Managing General Partners concluded that this result would be inconsistent with the purpose of the Fund and the intentions of the Partners and, therefore, recommended that Partners approve the liquidation of the Fund pursuant to a Plan of Dissolution and Complete Liquidation, and the distribution of its assets as discussed in the proxy statement.

WHAT HAPPENS IF THE PROPOSAL IS APPROVED?
If adopted by the Partners, the Plan will authorize the Board to liquidate the Fund.

WHAT WILL I RECEIVE IN THE LIQUIDATION?
      The Plan provides that each U.S. Partner holding shares of the Fund on the Liquidation Date will be paid the value of the shares in cash by the Fund.

      Non-U.S. Partners who do not elect to receive cash will have the value of their account placed in a pooled investment vehicle with similar investment and tax characteristics as the Fund.

      It is presently expected that the actual liquidation of the Fund will occur approximately 45 days after the Partners approve the Plan.

WHY IS MY VOTE IMPORTANT?
To approve the Plan, 50% of the outstanding shares of the Fund on the record date must vote in favor of the transaction. This vote requirement is unusually high. The Managing General Partners believe that approval of this matter is in the best interests of all Partners and, therefore, RECOMMEND A VOTE FOR THE PROPOSAL.

For your convenience, we have established three easy methods by which to register your vote:

     1. BY PHONE, simply call Shareholder Communications Corporation toll-free, at 1-800-733-8481, EXTENSION 449. Operators will be available to register your vote over the phone, Monday thru Friday between the hours of 9:00 a.m. and 11:00 p.m. EST.

                                       or

     2.   BY FAX, send your executed proxy to us at 1-800-733-1885, anytime.

                                       or

     3. BY MAIL, return your executed proxy in the enclosed self-addressed stamped envelope.

We urge you to act promptly so that we can obtain a sufficient number of votes to resume the meeting as scheduled and avoid any additional meeting adjournments. This will permit the Fund to avoid the expense of additional adjournments and solicitation.

Thank you for your prompt attention to this matter.